Exhibit 99.2

John Deere Owner Trust 2005

Statement to Noteholders

$183,900,000	Class A-1 3.396% Asset Backed Notes due June 15, 2006
$169,000,000	Class A-2 3.79% Asset Backed Notes due December 17, 2007
$215,000,000	Class A-3 3.98% Asset Backed Notes due June 15, 2009
$172,600,000	Class A-4 4.16% Asset Backed Notes due May 15, 2012
$11,275,240	Asset Backed Certificates

Payment Date:	15-Jun-05

(1) Amount of principal being paid on the Notes:

(a)	A-1 Notes:	$18,154,981.44
	per $1,000 original principal amount:	$98.72

(b)	A-2 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(c)	A-3 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(d)	A-4 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(e)	Total	$18,154,981.44

(2) Interest on the Notes

(a)	A-1 Notes:	$346,958.00
	per $1,000 original principal amount:	$1.89

(b)	A-2 Notes:	$338,046.94
	per $1,000 original principal amount:	$2.00

(c)	A-3 Notes:	$451,619.44
	per $1,000 original principal amount:	$2.10

(d)	A-4 Notes:	$378,952.89
	per $1,000 original principal amount:	$2.20

(e)	Total	$1,515,577.27

(3) After giving effect to distributions on current Payment Date:

(a)	(i) outstanding principal amount of A-1 Notes:	$165,745,018.56
	(ii) A-1 Note Pool Factor:	0.9012780

(b)	(i) outstanding principal amount of A-2 Notes:	$169,000,000.00
	(ii) A-2 Note Pool Factor:	1.0000000

(c)	(i) outstanding principal amount of A-3 Notes:	$215,000,000.00
	(ii) A-3 Note Pool Factor:	1.0000000

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(d)	(i)	outstanding principal amount of A-4 Notes:	$172,600,000.00
(ii)	A-4 Note Pool Factor:	1.0000000

(e)	(i)	Certificate Balance	$11,275,240.00
(ii)	Certificate Pool Factor:	1.0000000

(4) Note Value at the end of the related Collection Period:	$733,620,258.25

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$731,170,278.38

(6) Pool Face Amount at the end of the related Collection Period:	$836,379,970.36

(7) Amount of Servicing Fee earned:	$625,095.26
per $1,000 original principal amount:	$0.83
Amount of Servicing Fee earned:	$625,095.26
Amount of Servicing Fee paid:	$352,220.71
Amount of Servicing Fee shortfall:	$272,874.56

(8) Amount of Administration Fee:	$100.00

(9) Aggregate Purchased Receivables for Collection Period:	$0.00

(10) Amount in Reserve Account:	$13,156,067.00
Specified Reserve Account Balance:	$13,156,067.00

(11) Scheduled Payments of Receivables 60 days or more past due:	$0.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:	0.00%

(13) Rolling three month 60 days or more past due as a % of Pool Balance (Average Delinquency Ratio)	0.00%

(14) Face Amount of Receivables 60 days or more past due:	$0.00

(15) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:	0.00%

(16) Aggregate amount of net losses for the collection period	$0.00

(17) Aggregate amount of net losses since 26-May-05	$0.00

(18) Cumulative net loss as a percent of Initial Pool Balance (Cumulative Net Loss Ratio)	0.00%

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